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                                                                EXHIBIT 3.27

Company No.: 2854848


SPECIAL

RESOLUTION                                                The Companies Act 1985

                                               Private Company Limited by Shares


of SPEED 3818 LIMITED


At an Extraordinary General Meeting of the above-named Company duly convened and held at Classic House, 174-180 Old Street, London ECIV 9BP on 4th October, 1993.


the subjoined SPECIAL RESOLUTION was duly passed, viz:



RESOLUTION


That the existing Clause 3(A) of the Memorandum of Association of the Company be deleted, and that the attached Clause 3(A) be substituted in its place.



Signed:
       -------------------------------------

For and on behalf of
Waterlow Nominees Limited

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THE COMPANIES ACTS 1985

(AS AMENDED BY THE COMPANIES ACT 1989)

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

TREFN FABRICATIONS LIMITED

(As amended by Special Resolution passed on 4th October 1993)

1.     The Company's name is (1) Trefn Fabrications Limited

2.     The Company's registered office is to be situated in England and Wales

3.     The Company's objects are:

(A) To carry on the trade or business of engineers, founders, smiths, machinists, manufacturers and patentees; to enter into any contracts in relation to, and to erect, construct, maintain, alter, repair, pull down and restore either alone or jointly with any other companies or persons works of all descriptions, including wharves, docks, piers, railways, tramways, waterways, roads, bridges, warehouses, factories, mills, engines, machinery, railway carriages and wagons, ships and vessels of every description, gas works, electric works, water works, drainage and sewage works and buildings of every description; to purchase or otherwise acquire houses, offices, workshops, buildings, and premises and any fixed and movable machinery, tools, engines, boilers, plant, implements, patterns, stock in trade, patents and patent rights, convenient to be used in or about the trade or business of engineers, founders, smiths or machinists.






------------------------


* The name of the Company was changed from Speed 3818 Limited on 15th October 1993

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                               The Companies Act, 1985
                        (As amended by the Companies Act 1989)

                                 -------------------

                          PRIVATE COMPANY LIMITED BY SHARES

                                 -------------------

                              MEMORANDUM OF ASSOCIATION

                                          of

                                  SPEED 3818 LIMITED

                                 -------------------

l.     The Company's name is "SPEED 3818 LIMITED".

2.     The Company's registered office will be situated in England and Wales.

3.     The Company's objects are:

       (A)    (i)    To carry on business as a general commercial company.

              (ii) To carry on any trade or business whatsoever and to do all such things as are incidental or conducive to the carrying on of any trade or business by it.

              (iii)  To undertake all or any of the following objects.

       (B) To carry on any other trade or business which can, in the opinion of the Board of Directors, be advantageously carried on by the Company.

       (C) To acquire by purchase, lease, exchange, hire or otherwise, or to hold for any estate or interest, any land, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business.

       (D) To erect, alter or maintain any buildings, plant and machinery necessary or convenient for the Company's business and to contribute to or subsidise the erection, construction and maintenance of any of the above.

                                       1

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       (E)    To acquire by subscription or otherwise and hold, sell, deal with, make a market in or dispose of any shares, stocks, debentures, debenture stock, or other securities of any kind whatsoever, guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stock and other securities of any kind guaranteed by any Government or Authority, Municipal, Local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.

       (F) To receive money on deposit or otherwise either without security or secured by debentures, debenture stock (perpetual or terminable), mortgage or other security charged on the undertaking or on all or any of the assets of the Company including uncalled capital, and generally to act as bankers.

       (G) To borrow and raise money in any manner and to secure with or without consideration the repayment of any money borrowed, raised, or owing by mortgage, charge, debenture, debenture stock, bond, standard security, lien, or any other security of whatsoever nature upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, debenture, debenture stock, bond, standard security, indemnity, lien or security of whatsoever nature to secure and guarantee the performance by the Company or any other company or person (including, but without prejudice to the generality of the foregoing) the holding company of the Company or any company which is a subsidiary of such holding company within, in each case, the meaning of Section 736 and Section 736(A) of the Companies Act 1985 (the "Act"), as amended by the Companies Act 1989, of any obligation or liability it or such person or company may undertake or which may become binding upon it or such person or company, and to secure any securities of the Company by a Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.

       (H) To lend money with or without security, and to invest money of the Company upon such terms as the Company may approve, and to guarantee the dividends, interest and capital of the shares, stocks or securities of any company of or in which the Company is a member or is otherwise interested, and generally as the Directors think fit.

       (I) To apply for, purchase or otherwise acquire and hold or use any patents, licences, concessions, copyrights and the like, conferring any right to use or publish any secret or other information and to use, exercise, develop or grant licences in respect of the property, rights of possession so acquired.

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       (J)    To take part in the formation, management, supervision or control of the business or operation of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, consultants, experts or agents.

       (K) To employ experts, consultants and valuers to investigate and examine the condition, prospects, value, character and circumstances of any business concerns and undertakings and generally of any assets, property or rights.

       (L) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or the interests of the Company and to acquire, hold or dispose of shares, stocks or securities issued by or any other obligations of any such other company.

       (M) To draw, accept, make, endorse, discount, execute, issue and negotiate promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable instruments.

       (N) To invest and deal with the monies of the Company not immediately required for the purposes of the business of the Company in or upon such investments and in such manner as the Company may approve.

       (O) To pay for any property or rights acquired by the Company either in cash or by the issue of fully or partly paid up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

       (P) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares or stock of any company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgages or other securities of any company or corporation or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stocks or securities so acquired.

       (Q) To enter into arrangements for joint working in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or cooperation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

       (R) To purchase or otherwise acquire, take over an undertake all or any part of the business, property, liabilities and transactions of any person, or company carrying on any business the carrying on of which is calculated to benefit the Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

       (S) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

       (T) To provide for the welfare of persons employed or formerly employed by the Company and to grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or of any associated company of the Company or its predecessors in business or the dependents of such persons and to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory), with a view to providing pensions or other funds for any such persons as aforesaid or their dependents.

       (U) To subscribe to or otherwise aid the establishment and support of, any schools and any educational, scientific, literary, religious or charitable institutions or trade societies, whether such institutions or societies be solely connected with the business carried on by the Company or its predecessors in business or not, and to institute and maintain any club or other establishment.

       (V) To distribute in specie assets of the Company properly distributable amongst the members, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

       (W) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and or discharge of their duties and or in the exercise of their powers and or otherwise in relation to their duties, powers or officers in relation to the Company, and to such extent as may be permitted by law or otherwise to indemnify or to exempt any such person against or from any such liability.

                                       4

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       (X)    To do all or any of the things hereinbefore authorised, either alone or in conjunction with others, or as factors, trustees or agents for others, or by or through factors, trustees or agents.

       (Y) Subject to, and always in compliance with, the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

       (Z) To do all such other things (whether similar to any of the foregoing or not) as are incidental to or which the Company may think conducive to the above objects or any of them.

       The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the powers and to achieve or to endeavor to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

4.     The liability of the Members is limited.

5. The Share Capital of the Company is L1,000 divided into 1,000 shares of L1 each.


                                       5


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       WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.


--------------------------------------------------------------------------------
NAMES AND ADDRESSES OF SUBSCRIBERS        No. of Shares taken by each Subscriber
--------------------------------------------------------------------------------
For and on behalf of                      One
WATERLOW NOMINEES LIMITED
Classic House
174-180 Old Street
LONDON
EC1V 9BP
--------------------------------------------------------------------------------
For and on behalf of                      One
WATERLOW SECRETARIES LIMITED
Classic House
174-180 Old Street
LONDON
EC1V 9BP
--------------------------------------------------------------------------------


       Dated the 1st day of June, 1993.


       WITNESS to the above Signatures:

              ZOE DOLPHIN
              Classic House
              174-180 Old Street
              LONDON
              EC1V 9BP


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